CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cintas Corporation for the registration of 263,543 shares of its common stock and to the incorporation by reference therein of our report dated July 2, 1998, with respect to the consolidated financial statements of Cintas Corporation incorporated by reference in its Annual Report on Form 10-K, for the year ended May 31, 1998 and the related financial schedule included therein, filed with the Securities and Exchange Commission.




                                                       ERNST & YOUNG LLP


Cincinnati, Ohio
November 13, 1998